Exhibit 3.1
CORPORATE ACCESS NUMBER: 2015389220
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMALGAMATION
PRECISION DRILLING CORPORATION
IS THE RESULT OF AN AMALGAMATION FILED ON 2010/06/01.

BUSINESS CORPORATIONS ACT (SECTION 193)

Alberta	ARTICLES OF ARRANGEMENT

1. NAME OF ALBERTA CORPORATION:	2. ALBERTA CORPORATE ACCESS NUMBER:

PRECISION DRILLING CORPORATION	2012906851
1194312 ALBERTA LTD.	2011943129
1521502 ALBERTA LTD.	2015215029
1521500 ALBERTA LTD.	2015215003
PDC ACQUISITION LTD.	2015388040
3.
In accordance with the order of the Court of Queen’s Bench of Alberta dated May 12, 2010 approving the arrangement pursuant to Section 193 of the Business Corporations Act (Alberta), (a copy of which is attached as Schedule “A”), the Plan of Arrangement, (a copy of which is attached as a Schedule to the court order), involving Precision Drilling Trust and its securityholders, Precision Drilling Limited Partnership and its securityholders, 1194312 Alberta Ltd., Precision Drilling Corporation, 1521502 Alberta Ltd. and 1521500 Alberta Ltd. is hereby effected. Schedule “A” is incorporated into and forms a part hereof.
The attached Plan of Arrangement effects the dissolution of 1521502 Alberta Ltd. effective as of the Initial Effective Time (as defined in the Plan of Arrangement) and the Articles of Dissolution shall be as set out in the attached Schedule “B”. Schedule “B” is incorporated into and forms a part hereof.
The attached Plan of Arrangement effects the amalgamation of 1194312 Alberta Ltd. and 1521500 Alberta Ltd. effective as of the Second Effective Time (as defined in the Plan of Arrangement) to form PDC Acquisition Ltd. and the Articles of Amalgamation shall be as set out in the attached Schedule “C”. Schedule “C” is incorporated into and forms a part hereof.
The attached Plan of Arrangement effects the amalgamation of Precision Drilling Corporation and PDC Acquisition Ltd. effective as of the Second Effective Time (as defined in the Plan of Arrangement) to form Precision Drilling Corporation and the Articles of Amalgamation shall be as set out in the attached Schedule “D”. Schedule “D” is incorporated into and forms a part hereof.

4. DATE	SIGNATURE	TITLE
June 1, 2010		Secretary

Schedule “A”

Action No. 1001-05026

IN THE COURT OF QUEEN’S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY
IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT (ALBERTA), R.S.A. 2000, C. B-9, AS AMENDED;
AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING PRECISION DRILLING TRUST, PRECISION DRILLING LIMITED PARTNERSHIP, 1194312 ALBERTA LTD., PRECISION DRILLING CORPORATION, 1521502 ALBERTA LTD., 1521500 ALBERTA LTD., UNITHOLDERS OF PRECISION DRILLING TRUST AND EXCHANGEABLE UNITHOLDERS OF PRECISION DRILLING LIMITED PARTNERSHIP

BEFORE THE HONOURABLE MADAM JUSTICE K.M. HORNER IN CHAMBERS	) ) )	At the Calgary Courts Centre, in the City of Calgary, in the Province of Alberta, on Wednesday, the 12th day of May, 2010.
FINAL ORDER
     UPON the Petition of Precision Drilling Trust (“Precision Trust”), Precision Drilling Limited Partnership (“PDLP”), 1194312 Alberta Ltd. (“GPCo”), Precision Drilling Corporation (“PDC”), 1521502 Alberta Ltd. (“SubCo”) and 1521500 Alberta Ltd. (“AcquisitionCo”) pursuant to Section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (“ABCA”);
     AND UPON reading the said Petition filed April 1, 2010 and the Affidavits of Kevin A. Neveu, filed April 1, 2010 and May 12, 2010, and the Exhibits thereto;
     AND UPON hearing counsel for the Petitioners;
     AND UPON being advised that notice of this application has been given to the Executive Director of the Alberta Securities Commission (“Executive Director”) as required by Subsection 193(8) of the ABCA and that the Executive Director does not intend to appear to make submissions with respect to this application;

     AND UPON NOTING THAT for the purposes of this Order, the capitalized terms not defined in the pleadings filed in this Action shall have the meaning ascribed to them in the Information Circular, which is Exhibit “A” to the Affidavit of Kevin A. Neveu sworn May 11, 2010;
     AND UPON IT APPEARING THAT an annual and special meeting (the “Meeting”) of the holders (“Trust Unitholders”) of trust units (“Trust Units”) of Precision Trust and holders (the “Exchangeable LP Unitholders” and, together with Trust Unitholders, the “Unitholders”) of class B limited partnership units (the “Exchangeable LP Units”) of PDLP was called and conducted in accordance with the Interim Order of this Honourable Court filed April 1, 2010, that the required quorum was present at the Meeting, and that the Unitholders approved the Arrangement in the manner and by the requisite majority provided for in the said Interim Order;
     AND UPON IT APPEARING THAT it is impracticable to effect the transactions contemplated by the Arrangement under any other provision of the ABCA;
     AND UPON being advised that the approval of the Arrangement by this Court will constitute the basis for a claim to an exemption pursuant to Subsection 3(a)(10) under the United States Securities Act of 1933, as amended, from the registration requirements of such Act with respect to the securities to be issued under the Arrangement;
     AND UPON the Court finding that the statutory requirements to approve the Arrangement have been fulfilled, the Arrangement has been put forth in good faith, the terms and conditions of the Arrangement, including the terms and conditions of the issuance and exchange of securities set forth therein, are procedurally and substantively fair and reasonable, and being satisfied that the Arrangement ought to be approved;
     IT IS HEREBY ORDERED, DECLARED AND DIRECTED THAT:
1. The Arrangement proposed by the Petitioners, in the form attached as Schedule “A” to this Order, is hereby approved by this Court pursuant to the provisions of Section 193 of the ABCA and will, upon the filing of the Articles of Arrangement, be binding on the Petitioners, the Unitholders, and all other persons.

2. The Articles of Arrangement in respect of the Arrangement will be filed pursuant to the provisions of Section 193 of the ABCA on such date as AcquisitionCo determines, but in any event no later than June 30, 2010.
3. Service of notice of this application, the notice in respect of the Meeting and the Interim Order is hereby deemed good and sufficient.
4. Service of this Order shall be made on all such persons who appeared on this application, either by counsel or in person.

/s/ Karen Horner
J.C.Q.B.A.

ENTERED this 12 day of May, 2010
K. MCAUSLAND

Clerk of the Court

SCHEDULE ONE
To that Arrangement Agreement made
the 30th day of March, 2010 between
Precision Drilling Trust, Precision Drilling Limited Partnership, 1194312 Alberta Ltd.,
Precision Drilling Corporation, 1521502 Alberta Ltd. and 1521500 Alberta Ltd.
PLAN OF ARRANGEMENT MADE PURSUANT TO SECTION 193
OF THE
BUSINESS CORPORATIONS ACT (ALBERTA)
ARTICLE 1
INTERPRETATION
1.1	In this Arrangement, the following words shall have the following meanings:
(a)	“ABCA” means Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

(b)	“AcquisitionCo” means 1521500 Alberta Ltd., a corporation incorporated under the ABCA;

(c)	“AcquisitionCo Shares” means the common shares in the capital of AcquisitionCo;

(d)	“AmalCo” means the corporation resulting from the First Amalgamation;

(e)	“AmalCo Shares” means the common shares in the capital of AmalCo outstanding following completion of the First Amalgamation;

(f)	“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(g)	“Arrangement Agreement” means the agreement made as of March 30, 2010 between the Trust, the Partnership, GPCo, Precision, SubCo and AcquisitionCo with respect to the Arrangement and all amendments thereto;

(h)	“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required by the ABCA to be filed with the Registrar after the Final Order has been granted;

(i)	“Business Day” means a day, which is not a Saturday, Sunday or statutory holiday, when banks in the place at which any action is required to be taken hereunder are generally open for the transaction of commercial banking business;

(j)	“Certificates” means the certificates or proofs of filing to be issued by the Registrar pursuant to subsection 193(11) or subsection 193(12) of the ABCA giving effect to the Arrangement;

(k)	“Class A Units” means the Class A limited partnership units in the Partnership;

(1)	“Court” means the Court of Queen’s Bench of Alberta;

(m)	“Declaration of Trust” means the Declaration of Trust dated September 22, 2005 between Robert J.S. Gibson, H. Garth Wiggins and Patrick M. Murray, the initial Trustees, and Brian E. Roberts, establishing and governing the activities and affairs of the Trust;

(n)	“Deferred Trust Unit” means a deferred trust unit, redeemable for Trust Units issued from treasury, granted under the terms of the Deferred Trust Unit Plan and outstanding immediately prior to the Initial Effective Time;

(o)	“Deferred Trust Unit Plan” means the Restated Deferred Trust Unit Plan of the Trust for directors of Precision;

(p)	“Depositary” means Computershare Investor Services Inc.;

(q)	“Dissent Obligations” means any obligations or amounts that may be required to be paid to Dissenting Unitholders pursuant to Article 5 hereof;

(r)	“Dissenting Unitholders” means registered holders of Units who validly exercise the rights of dissent provided to them under the Interim Order and whose rights of dissent remain valid on the Initial Effective Date;

(s)	“Effective Dates” means the Initial Effective Date and the Second Effective Date;

(t)	“Encumbrance” means any encumbrance, lien, charge, security interest, option, privilege or other restriction or right of any kind or nature, and any right or privilege capable of becoming any of the foregoing;

(u)	“Exchangeable LP Unitholders” means the holders of Exchangeable LP Units at any time and from time to time;

(v)	“Exchangeable LP Units” means the Class B limited partnership units in the Partnership;

(w)	“Final Order” means the final order of the Court approving the Arrangement pursuant to paragraph 193(9)(a) of the ABCA as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(x)	“First Amalgamation” means the amalgamation of GPCo and AcquisitionCo pursuant to the provisions of the Arrangement;

(y)	“GPCo” means 1194312 Alberta Ltd., a corporation incorporated under the ABCA;

(z)	“GPCo Shares” means the common shares in the capital of GPCo;

(aa)	“Information Circular” means the information circular to be prepared by Precision on behalf of the Trust and the Partnership and forwarded to Unitholders as part of the proxy solicitation materials in respect of the Meeting;

(bb)	“Initial Effective Date” means the date shown on the initial Certificate issued by the Registrar;

(cc)	“Initial Effective Time” means 12:01 a.m. on the Initial Effective Date;

(dd)	“Interim Order” means the interim order of the Court pursuant to subsection 193(4) of the ABCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(ee)	“Letter of Transmittal” means the Letter of Transmittal for Exchangeable LP Units and/or the Letter of Transmittal for Trust Units, as the case may be and as the context requires;

(ff)	“Letter of Transmittal for Exchangeable LP Units” means the letter of transmittal to be forwarded by the Partnership to the Exchangeable LP Unitholders;

(gg)	“Letter of Transmittal for Trust Units” means the letter of transmittal to be forwarded by the Trust to the Trust Unitholders;

(hh)	“LP Agreement” means the Limited Partnership Agreement dated September 28, 2005 among GPCo, the Trust and each Person who, from time to time, is accepted and becomes a limited partner of the Partnership, establishing and governing the activities and affairs of the Partnership;

(ii)	“Meeting” means the annual and special meeting of Unitholders to be held to consider, among other things, the Arrangement, and any adjournments thereof;

(jj)	“New Precision” means the corporation resulting from the Second Amalgamation;

(kk)	“New Precision Common Shares” means the common shares in the capital of New Precision outstanding following completion of the Second Amalgamation;

(ll)	“Option Unitholder” means a Trust Unitholder who has acquired a Trust Unit: (i) pursuant to the exercise of a Trust Unit Option; or (ii) in exchange for a share acquired pursuant to the exercise of an option in circumstances where subsection 7(1.5) of the Tax Act applied to the exchange, and where such Trust

Unitholder has made an election pursuant to subsections 7(8) to 7(10) of the Tax Act which election continues to be valid and effective;

(mm)	“Partnership” means Precision Drilling Limited Partnership, a limited partnership established under the laws of Manitoba;

(nn)	“Partnership Assets” means all of the property, assets and undertaking of the Partnership of any nature or kind whatsoever, whether or not reflected on the books of the Partnership including, for greater certainty, the Precision Shares and the SubCo Note;

(oo)	“Partnership Assumed Liabilities” means all of the debts, liabilities, commitments and obligations of any nature or kind whatsoever of the Partnership, whether or not reflected on the books of the Partnership including, for greater certainty, the Dissent Obligations relating to the Exchangeable LP Units;

(pp)	“Partnership Receivable” means the receivable of the Trust and liability of the Partnership in respect of all debt owing by the Partnership to the Trust;

(qq)	“Person” means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority or other entity;

(rr)	“Precision” means Precision Drilling Corporation, a corporation amalgamated under the ABCA;

(ss)	“Precision Debt” means the receivable of the Partnership and the liability of Precision in respect of all debt owing by Precision to the Partnership;

(tt)	“Precision Receivable” means the receivable of the Trust and liability of Precision in respect of all debt owing by Precision to the Trust;

(uu)	“Precision Shares” means the common shares in the capital of Precision;

(vv)	“Plan of Arrangement” means this plan of arrangement, as amended or supplemented from time to time;

(ww)	“Record Date” means 4:30 p.m. (Calgary time) on April 6, 2010;

(xx)	“Registrar” means the Registrar of Corporations duly appointed under the ABCA;

(yy)	“Second Amalgamation” means the amalgamation of Precision and AmalCo pursuant to the provisions of the Arrangement;

(zz)	“Second Effective Date” means the date shown on the second Certificate issued by the Registrar, being no earlier than the Business Day next following the Initial Effective Date;

(aaa)	“Second Effective Time” means 12:01 a.m. on the Second Effective Date;

(bbb)	“Securities Act” means the Securities Act, R.S.A. 2000, c. S-4, as amended;

(ccc)	“SubCo” means 1521502 Alberta Ltd., a corporation incorporated under the ABCA;

(ddd)	“SubCo Assets” means all of the property, assets and undertaking of SubCo of any nature or kind whatsoever, whether or not reflected on the books of SubCo including, for greater certainty, the Precision Debt on the Initial Effective Date;

(eee)	“SubCo Assumed Liabilities” means all of the debts, liabilities, commitments and obligations of any nature or kind whatsoever of SubCo, whether or not reflected on the books of SubCo including, for greater certainty, the indebtedness of SubCo evidenced by the SubCo Note on the Initial Effective Date;

(fff)	“SubCo Note” mean the demand non-interest bearing promissory note to be issued by SubCo to the Partnership evidencing the indebtedness of SubCo to the Partnership in the principal amount initially equal to the fair market value of the Precision Debt;

(ggg)	“Subsidiary” has the meaning ascribed to it in the Securities Act;

(hhh)	“Tax Act” means the Income Tax Act, R.S.C. 1985, c.l, (5th Supp.), and the Income Tax Regulations applicable with respect thereto, as amended from time to time;

(iii)	“Trust” means Precision Drilling Trust, an open-ended trust established pursuant to the laws of Alberta by the Declaration of Trust;

(jjj)	“Trust Assets” means all of the property, assets and undertaking of the Trust of any nature or kind whatsoever, including the shares, units, notes or other interests in the capital of or granted by any Subsidiary of the Trust, whether or not reflected on the books of the Trust including, for greater certainty, the Precision Receivable, the Partnership Receivable and all of the Class A Units and GPCo Shares held by the Trust;

(kkk)	“Trust Assumed Liabilities” means all of the debts, liabilities, commitments and obligations of any nature or kind whatsoever of the Trust, whether or not reflected on the books of the Trust including, for greater certainty, the Dissent Obligations relating to the Trust Units;

(lll)	“Trustees” means the duly appointed trustees of the Trust;

(mmm)	“Trust Unitholders” means the holders of Trust Units at any time and from time to time;

(nnn)	“Trust Unit Option” means an option, exerciseable for Trust Units issued from treasury, granted under the terms of the Trust Unit Option Plan and outstanding immediately prior to the Initial Effective Time;

(ooo)	“Trust Unit Option Plan” means the Employee Trust Unit Option Plan of the Trust dated May 6, 2009;

(ppp)	“Trust Units” means the trust units in the Trust;

(qqq)	“Unitholders” means, collectively, the registered holders of Trust Units and Exchangeable LP Units at any time and from time to time;

(rrr)	“Units” means, collectively, the Trust Units and the Exchangeable LP Units;

(sss)	“Warrant” means a warrant, exerciseable for Trust Units, issued to Her Majesty the Queen in Right of the Province of Alberta and governed by the terms of the Warrant Certificate; and

(ttt)	“Warrant Certificate” means the certificate governing and setting out the terms and conditions of the Warrants.
1.2	The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Arrangement.

1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement.

1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; and words importing any gender shall include all genders.

1.5	In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations or rules promulgated thereunder from time to time in effect.

1.7	Unless otherwise stated all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada.

ARTICLE 2
PURPOSE AND EFFECT OF THE ARRANGEMENT
2.1	The following is only intended to be a general statement of the purpose of the Arrangement and is qualified in its entirety by the specific provisions of the Arrangement:
The purpose of the Arrangement is to effect a reorganization and restructuring of the Trust in a manner that provides consistent and equitable treatment among Unitholders and maintains the business and goodwill of the Trust and Precision in New Precision as a publicly listed going concern. The reorganization will, among other things, result in: (i) all property of the Trust being distributed to the Unitholders and the Unitholders (other than Dissenting Unitholders) becoming holders of New Precision Common Shares; (ii) the Trust and the Partnership being wound-up and terminated; and (iii) New Precision carrying on the business of Precision.
2.2	The Arrangement shall be binding upon the Trust, the Partnership, GPCo, Precision, SubCo, AcquisitionCo, the Unitholders, the holders of Deferred Trust Units, the holders of Trust Unit Options and the holders of Warrants.

2.3	Articles of Arrangement shall be filed with the Registrar with the purpose and intent that none of the provisions of the Arrangement shall become effective unless all of the provisions of the Arrangement shall have become effective. The Certificates shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 4 has become effective on the applicable Effective Date at the time and in the sequence set out therein.
ARTICLE 3
TAX ELECTIONS
3.1	Each Exchangeable LP Unitholder will be permitted to provide New Precision with the prescribed election form pursuant to Section 85 of the Tax Act (and any provincial equivalent) by complying with the procedure and within the time periods set out in the Information Circular and the Letter of Transmittal for Exchangeable LP Units. Subject to the foregoing, New Precision shall sign and file an election form that has been validly submitted to it for this purpose by a Unitholder within thirty (30) days following receipt by it thereof.
ARTICLE 4
ARRANGEMENT
4.1	At the Initial Effective Time, each of the events set out below shall occur and shall be deemed to occur at the following times and in the following order without any further act or formality:

Amendment of the Declaration of Trust
(a)	the Declaration of Trust shall be amended to the extent necessary to facilitate the Arrangement and the implementation of the steps and transactions contemplated herein;
Dissenting Unitholders
(b)	the Trust Units held by Dissenting Unitholders shall be deemed to have been transferred to the Trust (free and clear of any Encumbrances) and cancelled and such Dissenting Unitholders shall cease to have any rights as Trust Unitholders other than the right to be paid by the Trust for the fair value of their Trust Units in accordance with Article 5 hereof;

(c)	the Exchangeable LP Units held by Dissenting Unitholders shall be deemed to have been transferred to the Partnership (free and clear of any Encumbrances) and cancelled and such Dissenting Unitholders shall cease to have any rights as Exchangeable LP Unitholders other than the right to be paid by the Partnership for the fair value of their Exchangeable LP Units in accordance with Article 5 hereof;
Trust Asset Conveyance
(d)	the Trust shall sell, assign, convey, transfer and deliver all of the Trust Assets to AcquisitionCo and AcquisitionCo shall, in consideration therefor:
(i)	assume and become liable to pay, satisfy, discharge and observe, perform and fulfill the Trust Assumed Liabilities; and

(ii)	issue and deliver to the Trust that number of AcquisitionCo Shares equal to 100 less than the number of issued and outstanding Trust Units;
Amendments to Certain Convertible Securities
(e)	all issued and outstanding Trust Unit Options shall become options under an agreement with AcquisitionCo to acquire an equivalent number of AcquisitionCo Shares, in accordance with their terms and the Trust Unit Option Plan governing such Trust Unit Options and all agreements representing such Trust Unit Options shall be amended to the extent necessary to facilitate such amendments;

(f)	all issued and outstanding Deferred Trust Units shall become rights under an agreement with AcquisitionCo to acquire, at the time specified in the Deferred Trust Unit Plan, an equivalent number of AcquisitionCo Shares, in accordance with their terms and the Deferred Trust Unit Plan and all agreements, elections and allocation notices in respect of such Deferred Trust Units shall be amended to the extent necessary to facilitate such amendments;

(g)	all issued and outstanding Warrants shall become rights under an agreement with AcquisitionCo to acquire, at the time specified in the Warrant Certificate, an equivalent number of AcquisitionCo Shares in accordance with their terms and the Warrant Certificate and all agreements and notices in respect of such Warrants shall be amended to the extent necessary to facilitate such amendments;
Redemption of Trust Units and Distribution of Trust Property
(h)	each outstanding Trust Unit held by Option Unitholders (other than Trust Units held by Dissenting Unitholders) shall, without any further action on behalf of such Option Unitholders, be transferred to the Trust (free and clear of any Encumbrances) in exchange for the distribution by the Trust of one (1) AcquisitionCo Share;

(i)	each outstanding Trust Unit held by Trust Unitholders (other than Trust Units held by Option Unitholders or Dissenting Unitholders) shall, without any further action on behalf of such Trust Unitholders, be transferred to the Trust (free and clear of any Encumbrances) in exchange for the distribution by the Trust of one (1) AcquisitionCo Share;
Termination of the Trust
(j)	the Trust shall be terminated and shall cease to exist;
Transfer of Precision Debt
(k)	the Partnership shall sell, assign, convey, transfer and deliver all of its rights and interest to and in the Precision Debt to SubCo and SubCo shall, in consideration therefor, issue and deliver to the Partnership the SubCo Note;
Dissolution of SubCo
(l)	SubCo shall assign, convey, transfer and deliver all of the SubCo Assets to Precision and Precision shall assume and become liable to pay, satisfy, discharge and observe, perform and fulfill the SubCo Assumed Liabilities;

(m)	SubCo shall be and shall be deemed to be dissolved and shall cease to exist;
Exchange of Exchangeable LP Units
(n)	each outstanding Exchangeable LP Unit held by Exchangeable LP Unitholders (other than Exchangeable LP Units held by Dissenting Unitholders) shall, without any further action on behalf of such Exchangeable LP Unitholders, be transferred to AcquisitionCo (free and clear of any Encumbrances) in exchange for one (1) AcquisitionCo Share for each Trust Unit into which such Exchangeable LP Unit was exchangeable immediately prior to the Initial Effective Time;

Partial Settlement of Partnership Receivable
(o)	the Partnership shall assign that portion of the indebtedness represented by the SubCo Note with a fair market value equal to the principal amount of the Partnership Receivable to AcquisitionCo as full and final payment of the Partnership Receivable;
Amendment of the LP Agreement
(p)	the remaining partners of the Partnership, being AcquisitionCo and GPCo, shall amend the LP Agreement to provide that, upon dissolution of the Partnership, GPCo shall be entitled to 0.01% of the Partnership Assets and shall assume 0.01% of the Partnership Assumed Liabilities and GPCo shall contribute to the Partnership a promissory note with a principal amount equal to the fair market value of 0.01% of the Partnership Assets less 0.01% of the Partnership Assumed Liabilities as consideration for the amendment of the LP Agreement;
Dissolution of the Partnership
(q)	the Partnership shall be and shall be deemed to be dissolved and shall cease to exist and GPCo shall be appointed liquidator of the Partnership to hold all of the property, assets and undertaking of the Partnership until such time as it is distributed to the former partners of the Partnership;
(r)	GPCo, in its capacity as liquidator of the Partnership following the dissolution of the Partnership, shall assign, convey, transfer and deliver an undivided interest in all of the Partnership Assets to GPCo and AcquisitionCo, in proportion to their percentage interest in the Partnership, and GPCo and AcquisitionCo shall assume and become liable to pay, satisfy, discharge and observe, perform and fulfill the Partnership Assumed Liabilities, in proportion to their percentage interest in the Partnership;
GPCo Reduction of Stated Capital
(s)	the stated capital account maintained for the GPCo Shares shall be reduced to $1.00 in the aggregate without any corresponding distribution of property to AcquisitionCo; and
Precision Reduction of Stated Capital
(t)	the stated capital account maintained for the Precision Shares shall be reduced to $1.00 in the aggregate without any corresponding distribution of property to AcquisitionCo and GPCo.
4.2	At the Second Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality:

Amalgamation of GPCo and AcquisitionCo
(a)	GPCo and AcquisitionCo shall be amalgamated to form AmalCo as follows:
(i)	each GPCo Share, all of which shall then be held by AcquisitionCo, shall be and shall be deemed to be cancelled without any repayment of capital;
(ii)	no securities shall be issued by AmalCo in connection with the amalgamation and, for greater certainty, the AcquisitionCo Shares issued by AcquisitionCo shall survive and continue as the AmalCo Shares without amendment;
(iii)	the name of AmalCo shall be “PDC Acquisition Ltd.”;
(iv)	the registered office of AmalCo shall be located at 4200, 150 – 6th Avenue S.W., Calgary, Alberta T2P 3Y7;
(v)	the Articles of Amalgamation of AmalCo shall be the same as the Articles of Incorporation of AcquisitionCo;
(vi)	the first directors of AmalCo shall be the Persons whose names and municipality of residence appear below:

Name	Municipality of Residence
William T. Donovan	Milwaukee, Wisconsin
W.C. (Mickey) Dunn	Edmonton, Alberta
Brian A. Felesky	Calgary, Alberta
Robert J.S. Gibson	Calgary, Alberta
Allen R. Hagerman	Calgary, Alberta
Stephen J.J. Letwin	Houston, Texas
Patrick M. Murray	Dallas, Texas
Kevin A. Neveu	Calgary, Alberta
Frederick W. Pheasey	Edmonton, Alberta
Robert L. Phillips	Vancouver, British Columbia
Trevor M. Turbidy	Houston, Texas
Such directors shall hold office until the first annual meeting of AmalCo or until their successors are duly elected or appointed;

(vii)	the first officers of AmalCo shall be the officers of AcquisitionCo;

(viii)	the by-laws of AmalCo until repealed, amended or altered shall be the by-laws of AcquisitionCo;

(ix)	the property of each of the amalgamating corporations (other than the GPCo Shares) shall continue to be the property of AmalCo;

(x)	AmalCo shall continue to be liable for the obligations of each of the amalgamating corporations;

(xi)	any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(xii)	any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against AmalCo;

(xiii)	a conviction against, or ruling, order, judgment in favour of or against, any of the amalgamating corporations may be enforced by or against AmalCo; and

(xiv)	the first auditors of AmalCo shall be KPMG LLP; and
Amalgamation of Precision and AmalCo
(b)	Precision and AmalCo shall be amalgamated to form New Precision as follows:
(i)	each Precision Share, all of which shall then be held by AmalCo, shall be and shall be deemed to be cancelled without any repayment of capital;

(ii)	no securities shall be issued by New Precision in connection with the amalgamation and, for greater certainty, the AmalCo Shares issued by AmalCo shall survive and continue as the New Precision Common Shares without amendment;

(iii)	the name of New Precision shall be “Precision Drilling Corporation”;

(iv)	the registered office of New Precision shall be located at 4200, 150 – 6th Avenue S.W., Calgary, Alberta T2P 3Y7;

(v)	the Articles of Amalgamation of New Precision shall be the same as the Articles of Amalgamation of AmalCo;

(vi)	the first directors of New Precision shall be the Persons whose names and municipality of residence appear below:

Name	Municipality of Residence
William T. Donovan	Milwaukee, Wisconsin
W.C. (Mickey) Dunn	Edmonton, Alberta
Brian A. Felesky	Calgary, Alberta
Robert J.S. Gibson	Calgary, Alberta
Allen R. Hagerman	Calgary, Alberta
Stephen J.J. Letwin	Houston, Texas
Patrick M. Murray	Dallas, Texas

Name	Municipality of Residence
Kevin A. Neveu	Calgary, Alberta
Frederick W. Pheasey	Edmonton, Alberta
Robert L. Phillips	Vancouver, British Columbia
Trevor M. Turbidy	Houston, Texas
Such directors shall hold office until the first annual meeting of New Precision or until their successors are duly elected or appointed;

(vii)	the first officers of New Precision shall be the officers of Precision;

(viii)	the by-laws of New Precision until repealed, amended or altered shall be the by-laws of AmalCo;

(ix)	the property of each of the amalgamating corporations (other than the Precision Shares) shall continue to be the property of New Precision;

(x)	New Precision shall continue to be liable for the obligations of each of the amalgamating corporations;

(xi)	any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(xii)	any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against New Precision;

(xiii)	a conviction against, or ruling, order, judgment in favour of or against, any of the amalgamating corporations may be enforced by or against New Precision; and

(xiv)	the first auditors of New Precision shall be KPMG LLP.
ARTICLE 5
DISSENTING UNITHOLDERS
5.1	Each Unitholder shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. No Unitholder who has voted at the Meeting in favour of the special resolution of Unitholders approving the Arrangement shall be entitled to dissent with respect to the Arrangement. A Unitholder may not exercise the right to dissent in respect of only a portion of such Unitholder’s Units, but may dissent only with respect to all of the Units held by the Unitholder.

5.2	Dissenting Unitholders who:
(a)	are ultimately entitled to be paid fair value for the Trust Units and/or Exchangeable LP Units in respect of which they dissent in accordance with the provisions of the Interim Order, whether by order of a Court (as defined in the ABCA) or by acceptance of an offer made pursuant to such Interim Order, shall be deemed to have transferred such Units to the Trust or the Partnership, as the case may be, on the Initial Effective Date; or

(b)	are ultimately not entitled to be paid fair value for the Units in respect of which they dissent, shall not be, or be reinstated as, Unitholders but for purposes of receipt of consideration shall be treated as if they had participated in the Arrangement on the same basis as a non-dissenting holder of Trust Units or Exchangeable LP Units, and accordingly shall be entitled to receive New Precision Common Shares on the basis set forth in paragraphs 4.1(e), (f) and (n) of this Plan of Arrangement, as applicable, and shall be deemed to have transferred such Units in exchange for AcquisitionCo Shares as of the Initial Effective Date on the same basis as a non-dissenting holder of Units.
5.3	The fair value for the Units shall be determined as of the close of business on the Business Day before the day on which the Arrangement is approved by Unitholders at the Meeting.
ARTICLE 6
OUTSTANDING CERTIFICATES
6.1	Subject to Article 5, after the Second Effective Date, certificates formerly representing Units shall represent only the right to receive the certificates representing New Precision Common Shares which the former holder of such Units is, subject to Section 6.5, entitled to receive pursuant to Article 4 of this Plan of Arrangement, subject to compliance with the requirements set forth in this Article 6.
6.2	All dividends paid with respect to any New Precision Common Shares allotted and issued pursuant to this Plan of Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the registered holder thereof. All monies received by the Depositary shall be invested by it in non-interest bearing trust accounts upon such terms as the Depositary may reasonably deem appropriate. The Depositary shall pay and deliver to any such registered holder such dividends and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes, upon delivery of the certificate representing the New Precision Common Shares issued to such holder in accordance with Section 6.3.

6.3	At the time of mailing the Information Circular:
(a)	the Trust shall forward to each Trust Unitholder at the address of such holder as it appears on the register of Trust Units on the Record Date, a Letter of Transmittal for Trust Units; and

(b)	the Partnership shall forward to each Exchangeable LP Unitholder at the address of such holder as it appears on the register of Exchangeable LP Units on the Record Date, a Letter of Transmittal for Exchangeable LP Units,
and instructions for obtaining delivery of the New Precision Common Shares to such holder pursuant to this Plan of Arrangement. A Unitholder may take delivery of such

New Precision Common Shares by delivering the certificates representing such holder’s Units to the Depositary at any of the offices indicated in the appropriate Letter of Transmittal, accompanied by a duly completed Letter of Transmittal and such other documents as the Depositary may reasonably require. The certificates representing the New Precision Common Shares issued to such holder shall be registered in such names and, delivered to such addresses as such holder may direct in such Letters of Transmittal, or if requested by the former Unitholder in the Letter of Transmittal, made available at the Depositary for pick-up by the former Unitholder, as soon as practicable after receipt by the Depositary of the required documents.
6.4	Unitholders shall not be entitled to any interest, distribution, premium or other payment on or with respect to the former Units other than the certificates representing the New Precision Common Shares which they are entitled to receive pursuant to the Arrangement.
6.5	Any certificate formerly representing Units that is not deposited with all other documents as provided in Section 6.3 on the day before the fifth anniversary of the Initial Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder of such Units to receive certificates representing New Precision Common Shares and/or any cash payments, as the case may be, shall be deemed to be surrendered to New Precision together with all dividends thereon held for such holder.
6.6	If any certificate which immediately prior to the Initial Effective Date represented an interest in outstanding Trust Units that were transferred pursuant to paragraphs 4.1(e) and (f) hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the register of Trust Units shall, as a condition precedent to the receipt of any New Precision Common Shares to be issued to such Person, provide to New Precision and the Trust a bond, in form and substance satisfactory to New Precision and the Trust, or otherwise indemnify New Precision and the Trust to their satisfaction, in their sole and absolute discretion, against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.
6.7	If any certificate which immediately prior to the Initial Effective Date represented an interest in outstanding Exchangeable LP Units that were transferred pursuant to paragraph 4.1(n) hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the register of Exchangeable LP Units shall, as a condition precedent to the receipt of any New Precision Common Shares to be issued to such Person, provide to New Precision and the Partnership a bond, in form and substance satisfactory to New Precision and the Partnership, or otherwise indemnify New Precision and the Partnership to their satisfaction, in their sole and absolute discretion, against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 7
PROCESS AND FRACTIONAL NEW PRECISION COMMON SHARES
7.1	With respect to each Trust Unit to which paragraphs 4.1(e) and (f) applies, the Trust Unitholder thereof shall cease to be a holder of such Trust Unit and such Trust Unitholder’s name shall be removed from the register of Trust Units with respect to such Trust Units as of the Initial Effective Date.
7.2	With respect to each Exchangeable LP Unit to which paragraph 4.1(n) applies:
(a)	the Unitholder thereof shall cease to be a holder of such Exchangeable LP Unit and such Exchangeable LP Unitholder’s name shall be removed from the register of Exchangeable LP Units with respect to such Exchangeable LP Units as of the Initial Effective Date; and

(b)	AcquisitionCo shall be, and be deemed to be, the transferee of such Exchangeable LP Units (free and clear of any Encumbrances) and shall be entered in the register of Exchangeable LP Units as the holder thereof as of the Initial Effective Date.
7.3	With respect to each AcquisitionCo Share to which paragraphs 4.1(e), (f) and (n) apply, the former holders of Units shall be entered in the register of AcquisitionCo Shares as the holders thereof as of the Initial Effective Date.
7.4	With respect to each AmalCo Share to which paragraph 4.2(a) applies, holders of AcquisitionCo Shares shall be entered in the register of AmalCo Shares as the holders thereof as of the Second Effective Date.
7.5	With respect to each New Precision Common Share to which paragraph 4.2(b) applies, holders of AmalCo Shares shall be entered in the register of New Precision Common Shares as the holders thereof as of the Second Effective Date.
7.6	No fractional New Precision Common Shares shall remain outstanding following the completion of the events set forth in paragraphs 4.1(e), (f) and (n) and 4.2(a) and (b).
ARTICLE 8
AMENDMENTS
8.1	The Trust, the Partnership, GPCo, Precision, SubCo and AcquisitionCo reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Initial Effective Date provided that any such amendment, modification or supplement must be contained in a written document that is: (a) filed with the Court and, if made following the Meeting, approved by the Court; and (b) communicated to Unitholders in the manner required by the Court (if so required).
8.2	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Trust, the Partnership, GPCo, Precision, SubCo and AcquisitionCo at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meeting

(other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
8.3	Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only: (a) if it is consented to by the Trust, the Partnership, GPCo, Precision, SubCo and AcquisitionCo; and (b) if required by the Court or applicable law, it is consented to by the Unitholders.

ACTION NO: 1001-05026
IN THE COURT OF QUEEN’S BENCH OF
ALBERTA
JUDICIAL DISTRICT OF CALGARY
IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT (ALBERTA), R.S.A. 2000, C. B-9, AS AMENDED;
AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING PRECISION DRILLING TRUST, PRECISION DRILLING LIMITED PARTNERSHIP, 1194312 ALBERTA LTD., PRECISION DRILLING CORPORATION, 1521502 ALBERTA LTD., 1521500 ALBERTA LTD., UNITHOLDERS OF PRECISION DRILLING TRUST AND EXCHANGEABLE UNITHOLDERS OF PRECISION DRILLING LIMITED PARTNERSHIP
FINAL ORDER
BENNETT JONES LLP
Barristers and Solicitors
4500 Bankers Hall East
855-2nd Street SW
Calgary, Alberta T2P 4K7
A.L. Friend, Q.C.
Telephone No.: (403) 298-3182
Fax No.: (403) 265-7219
File No.: 61864-1

Schedule “B”
Articles Of Dissolution
Business Corporations Act

1.	Name of Corporation	2. Corporate Access Number

	1521502 ALBERTA LTD.	2015215029
3.	The Corporation has: (check (./) the appropriate box)
(a)	☐ not issued any shares, has no property and no liabilities

(b)	☑ no property and no liabilities

(c)	☐ liabilities

(d)	☐ not sent a statement of revocation of intent to dissolve
4.	If the Corporation is being dissolved under Section 212 of the Business Corporations Act, the following question must be answered:
Has this Corporation complied with Section 212(7) of the Act? ☐ Yes ☐ No
5.	Documents and records of the Corporation shall be kept for six years from the date of dissolution by:
Name (First, Initial, Last)
Bennett Jones LLP, Attention: Jessica D. Ferguson

Business Address	City/ Town	Province	Postal Code
4500, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7

6.	DATE	SIGNATURE	TITLE

May 31, 2010

Schedule “C”
BUSINESS CORPORATIONS ACT

Alberta	Articles of Amalgamation
1.	Name of Amalgamated Corporation

PDC ACQUISITION LTD.
2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

The attached Schedule of Share Capital is incorporated into and forms part of this form.

3.	Restrictions on share transfers (if any):

None.

4.	Number, or minimum and maximum number of directors:

Not less than 1 director and not more than 15 directors.

5.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

None.

6.	Other provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.	Name of Amalgamating Corporations	Corporate Access Number
	1194312 Alberta Ltd.	2011943129
	1521500 Alberta Ltd.	2015215003

4.	DATE	SIGNATURE	TITLE

June 1, 2010

SCHEDULE OF SHARE CAPITAL
The Corporation is authorized to issue:
(a)	One class of shares, to be designated as “Common Shares”, in an unlimited number; and
(b)	One class of shares, to be designated as “Preferred Shares”, issuable in series, to be limited in number to an amount equal to not more than one half of the issued and outstanding Common Shares at the time of issuance of such Preferred Shares;
such shares having attached thereto the following rights, privileges, restrictions and conditions:
A.	Common Shares
     The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(i)	the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.
B.	Preferred Shares
     The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(i)	the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)	subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares.

SCHEDULE OF OTHER PROVISIONS
1.	The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.
2.	Meetings of the shareholders may be held at any place within Canada, the United States of America or in any other place selected by the directors of the Corporation in accordance with applicable corporate legislation.

Schedule “D”
BUSINESS CORPORATIONS ACT

Alberta	Articles of Amalgamation
1.	Name of Amalgamated Corporation
PRECISION DRILLING CORPORATION
2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:
The attached Schedule of Share Capital is incorporated into and forms part of this form.
3.	Restrictions on share transfers (if any):

None.
4.	Number, or minimum and maximum number of directors:
Not less than 1 director and not more than 15 directors.
5.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):
None.
6.	Other provisions (if any):
The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.	Name of Amalgamating Corporations	Corporate Access Number
	Precision Drilling Corporation	2012906851
	PDC Acquisition Ltd.	20

4.	DATE	SIGNATURE	TITLE

June 1, 2010

Articles of Amalgamation
For
PRECISION DRILLING CORPORATION

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	NONE
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Registration Authorized By:	JESSICA D. FERGUSON
SOLICITOR

SCHEDULE OF SHARE CAPITAL
The Corporation is authorized to issue:
(a)	One class of shares, to be designated as “Common Shares”, in an unlimited number; and
(b)	One class of shares, to be designated as “Preferred Shares”, issuable in series, to be limited in number to an amount equal to not more than one half of the issued and outstanding Common Shares at the time of issuance of such Preferred Shares;
such shares having attached thereto the following rights, privileges, restrictions and conditions:
A.	Common Shares
     The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(i)	the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.
B.	Preferred Shares
     The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(i)	the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)	subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares.

SCHEDULE OF OTHER PROVISIONS
1.	The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.
2.	Meetings of the shareholders may be held at any place within Canada, the United States of America or in any other place selected by the directors of the Corporation in accordance with applicable corporate legislation.

Amalgamate Alberta Corporation - Registration Statement
Alberta Registration Date: 2010/06/01
Corporate Access Number: 2015389220

Service Request Number:	14780154
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	PRECISION DRILLING CORPORATION
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	4200, 150 - 6TH AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7

RECORDS ADDRESS
Street:
Legal Description:
City:
Province:
Postal Code:

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Share Transfers

Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2010/06/01

Director

Last Name:	DONOVAN
First Name:	WILLIAM
Middle Name:	T.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	DUNN
First Name:	W.C. (MICKEY)
Middle Name:
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	FELESKY
First Name:	BRIAN

Middle Name:	A.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	LETWIN
First Name:	STEPHEN
Middle Name:	J.J.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	MURRAY
First Name:	PATRICK
Middle Name:	M.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:
Named On Stat Dec:

Last Name:	HAGERMAN
First Name:	ALLEN
Middle Name:	R.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	NEVEU
First Name:	KEVIN
Middle Name:	A.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	PHEASEY
First Name:	FREDERICK
Middle Name:	W.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	PHILLIPS
First Name:	ROBERT
Middle Name:	L.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	GIBSON
First Name:	ROBERT
Middle Name:	J.S.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y

Named On Stat Dec:

Last Name:	TURBIDY
First Name:	TREVOR
Middle Name:	M.
Street/Box Number:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:
Named On Stat Dec:
Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2012906851	PRECISION DRILLING CORPORATION
2015388040	PDC ACQUISITION LTD.
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Articles/Plan of Arrangement/Court Order	10000301000210557	2010/06/01
Other Rules or Provisions	ELECTRONIC	2010/06/01
Share Structure	ELECTRONIC	2010/06/01

Registration Authorized By:	JESSICA D. FERGUSON SOLICITOR